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SECURITIES AND EXCHANGE COMMISSION

Division of Corporation Finance

100 F Street, N.E., Mail Stop 7010

Washington, D.C. 20549

Re:	World Health Energy Holdings, Inc (the “Company”)
Form 8-K, Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company. We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

Hamilton, PC
Denver, Colorado
February 22, 2013

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